Exhibit 8.1

[Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison LLP]
October 14, 2014
NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, New York 10022

Ladies and Gentlemen:
We have acted as United States federal income tax counsel to NorthStar Realty Finance Corp., a Maryland corporation (“Parent”), in connection with the preparation and filing of registration statement on Form S-4 (File No. 333-198234), as amended (the “Registration Statement”), filed by Parent with the Securities and Exchange Commission (the “Commission”) on the date hereof, pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the merger of Griffin-American Healthcare REIT II, Inc., a Maryland corporation (the “Company”), with and into NRF Healthcare Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), with Merger Sub surviving (“Parent Merger”), pursuant to the Agreement and Plan of Merger, dated August 5, 2014, by and between Parent and the Company (the “Merger Agreement”). This opinion is being furnished to you at your request. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Registration Statement. (“Parent Merger)
In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such duplicates or copies. In addition, we have assumed that (i) the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the

2

laws of such party’s jurisdiction of organization, (ii) each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (iii) the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (iv) the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.
The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Parent Merger, or any change or inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.
Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences—Material United States Federal Income Tax Consequences Related to the Parent Merger” in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences to beneficial owners of shares of common stock of the Company.
We are furnishing this letter in our capacity as United States federal income tax counsel to the Corporation.  This letter is not to be used, circulated or otherwise referred to for any other purpose, except as set forth below.
This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act, or the rules and regulations of the Commission.

2

3

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

3